Company Contact:	Investor Relations Contact:
Martin McDermut	Lippert / Heilshorn & Associates
Senior Vice President, Chief Financial Officer	Lillian Armstrong, Moriah Shilton
Email: mmcdermut@suptech.com	Email:lillian@lhai-sf.com
(805) 690-4500	(415) 433-3777

SUPERCONDUCTOR TECHNOLOGIES INC. WINS
COURT RULING ON ‘215 PATENT INFRINGEMENT LAWSUIT

SANTA BARBARA, CA — April 3, 2003: Superconductor Technologies Inc. (Nasdaq: SCON) (“STI”) the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced the jury has rendered its verdict in the patent infringement lawsuit brought by ISCO International, Inc. (“ISCO”), filed on July 17, 2001 in the United District Court for the District of Delaware.

The jury returned a unanimous verdict that ISCO’s US patent 6,263,215 for “Cryoelectronically Cooled Receiver Front End for Mobile Communications System” (the “‘215 Patent”) is invalid and unenforceable. In addition, the jury awarded STI $3.8 million in compensatory damages based upon a finding that ISCO committed unfair competition and acted in bad faith by issuing press releases and/or contacting STI’s customers asserting the ‘215 Patent.

M. Peter Thomas, STI’s president and chief executive officer stated, “It has always been our firm belief that the ‘215 patent is invalid. We are very pleased with the outcome of the trial, and we look forward to getting back to business as usual.”

About Superconductor Technologies Inc.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI’s SuperLink™ Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperFilter®, the company’s flagship product in the SuperLink Rx product line, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

     More than 2,000 SuperFilter Systems have been shipped worldwide, logging in excess of 25 million hours of cumulative operation. In 2002, STI was named one of Deloitte & Touche’s prestigious “Technology Fast 50” companies for the Los Angeles area, a ranking of the 50 fastest-growing technology companies in the area.

     SuperFilter and SuperLink are trademarks or registered trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.
Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI’s views on future profitability, commercial revenues, market growth, capital requirements and new product introductions, and are generally identified by phrases such as “thinks,’’ “anticipates,’’ “believes,’’ “estimates,’’ “expects,’’ “intends,’’ “plans,’’ and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI’s ability to expand its operations to meet anticipated product demands; the ability of STI’s products to achieve anticipated benefits for its customers; the anticipated growth of STI’s target markets; unanticipated delays in shipments to customers; and STI’s ability to achieve profitability. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

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